UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-1337610
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

2201 Miller Road, Wilson, North Carolina	27893
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relate: not applicable (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

The Board of Directors of Standard Commercial Corporation, a North Carolina corporation (the “Company”), has approved and the Company has entered into Amendment No. 1, dated as of February 21, 2003 (the “Amendment”), to the Shareholder Protection Rights Agreement, dated as of April 5, 1994 (the “Rights Agreement”), between the Company and Wachovia Bank, N.A. (f/k/a First Union National Bank of North Carolina), a national banking association, as rights agent. The Amendment amended the definition of the term “Acquiring Person” set forth in Section 1 of the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and is incorporated herein by this reference. Copies of the Rights Agreement as amended, are available free of charge from the Company.

Item 2.    Exhibits.

4.1	Amendment No. 1, dated as of February 21, 2003, to the Shareholder Protection Rights Agreement, dated as of April 5, 1994 (the “Rights Agreement”), between the Company and Wachovia Bank, N.A. (f/k/a First Union National Bank of North Carolina), as rights agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 21, 2003

STANDARD COMMERCIAL CORPORATION

/s/ ROBERT A. SHEETS
Robert A. Sheets Vice President and Chief Financial Officer (Principal Financial Officer)